PBF Energy Announces Second Quarter 2021 Results

•Second quarter income from operations of $147.5 million (excluding special items, second quarter loss from operations of $120.5 million)
•Second quarter consolidated ending cash balance of approximately $1.5 billion

PARSIPPANY, NJ - July 29, 2021 - PBF Energy Inc. (NYSE:PBF) today reported second quarter 2021 income from operations of $147.5 million as compared to income from operations of $620.8 million for the second quarter of 2020. Excluding special items, second quarter 2021 loss from operations was $120.5 million as compared to a loss from operations of $433.7 million for the second quarter of 2020. PBF Energy's financial results reflect the consolidation of PBF Logistics LP (NYSE: PBFX), a master limited partnership of which PBF Energy indirectly owns the general partner and approximately 48% of the limited partner interests as of quarter-end.

The company reported second quarter 2021 net income of $69.9 million and net income attributable to PBF Energy Inc. of $47.9 million or $0.39 per share. This compares to net income of $413.0 million, and net income attributable to PBF Energy Inc. of $389.1 million or $3.23 per share for the second quarter 2020. Non-cash special items included in the second quarter 2021 results, which increased net income by a net, after-tax benefit of $200.8 million, or $1.65 per share, consisted of a lower-of-cost-or-market ("LCM") inventory benefit, change in fair value of the contingent consideration associated with earn-out provisions primarily related to the Martinez Acquisition and a net tax benefit on remeasurement of deferred tax assets. Adjusted fully-converted net loss for the second quarter 2021, excluding special items, was $152.6 million, or $(1.26) per share on a fully-exchanged, fully-diluted basis, as described below, compared to adjusted fully-converted net loss of $384.8 million or $(3.19) per share, for the second quarter 2020.

Tom Nimbley, PBF Energy's Chairman and CEO, said, “PBF's second quarter results reflect the improving demand environment. We operated our refineries at rates which were the highest since the onset of the pandemic.” Mr. Nimbley continued, “Demand continued its gradual improvement but is still not at pre-pandemic levels. We expect, as demand incrementally improves, that we could see additional crude supply enter the market which could directionally shift current headwinds to tailwinds in the commodities market. As we anticipate this potential positive momentum shift, the independent refining sector continues to face headwinds as a result of escalating compliance costs under the RFS program. The Environmental Protection Agency needs to address the program because the RIN-bank will be fully depleted by early 2022 at current rates.”

Mr. Nimbley concluded, “Despite these recent challenges, we are confident that we have the operations, team and resources to overcome the current hurdles. We exited the second quarter with ample liquidity, including approximately $1.4 billion in cash, that we believe will support our business as market conditions improve.”

Liquidity and Financial Position
As of June 30, 2021, our operational liquidity was more than $2.6 billion based on approximately $1.4 billion of cash and borrowing availability under our asset-based lending facility. In addition, PBF Logistics LP liquidity included $32.4 million in cash and approximately $336.0 million of availability under its revolving credit facility.

Strategic Update and Outlook
In addition to focusing on the safety and reliability of our core refining operations, we continue to progress our previously announced renewable fuels production facility project intended to be co-located at the Chalmette refinery. This project is expected to use certain idled assets, including an idle hydrocracker, along with a newly-constructed pre-treatment unit to establish a 20,000 barrel per day renewable diesel production facility. We believe that with the utilization of currently idled assets, and its strategic location on the Mississippi River, our project will have a shorter time to market and reduced construction costs compared to similar greenfield projects. We are currently in advanced discussions with potential partners and expect to provide further updates in the coming months.

Consistent with our previous guidance, our overall market outlook for the second half of 2021 remains constructive, with continued gradual improvement in demand, and our full-year capital expenditures are expected to be approximately $400 to $450 million. Should market conditions change from our current expectations, we expect that we will review our capital requirements and adjust as needed.

We increased rates at our refineries in the second quarter in response to greater demand for our products and, in the third quarter, we expect to remain responsive to market conditions. For the third quarter, we expect total throughput regionally as follows: East Coast to average 250,000 to 270,000 barrels per day ("bpd"); Mid-Continent to average 150,000 to 160,000 bpd; Gulf Coast to average 165,000 to 175,000 bpd; and West Coast to average 280,000 to 300,000 bpd. The throughputs are reflective of planned work expected to take place in the third quarter at our Torrance and Delaware City facilities.

Adjusted Fully-Converted Results
Adjusted fully-converted results assume the exchange of all PBF Energy Company LLC Series A Units and dilutive securities into shares of PBF Energy Inc. Class A common stock on a one-for-one basis, resulting in the elimination of the noncontrolling interest and a corresponding adjustment to the company's tax provision.

Non-GAAP Measures
This earnings release, and the discussion during the management conference call, may include references to Non-GAAP (Generally Accepted Accounting Principles) measures including Adjusted Fully-Converted Net Income (Loss), Adjusted Fully-Converted Net Income (Loss) excluding special items, Adjusted Fully-Converted Net Income (Loss) per fully-exchanged, fully-diluted share, Income (Loss) from operations excluding special items, gross refining margin, gross refining margin excluding special items, gross refining margin per barrel of throughput, EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization), EBITDA excluding special items and Adjusted EBITDA. PBF believes that Non-GAAP financial measures provide useful information about its operating performance and financial results. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBF's Non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the Non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.

Conference Call Information
PBF Energy's senior management will host a conference call and webcast regarding quarterly results and other business matters on Thursday, July 29, 2021, at 8:30 a.m. ET. The call is being webcast and can be accessed at PBF Energy's website, http://www.pbfenergy.com. The call can also be accessed by dialing (877) 869-3847 or (201) 689-8261. The audio replay will be available approximately two hours after the end of the call and will be available through the company’s website.

Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the company's filings with the SEC, as well as the risks disclosed in PBF Logistics LP's SEC filings and any impact PBF Logistics LP may have on the company's credit rating, cost of funds, employees, customer and vendors; risk relating to the securities markets generally; risks associated with the East Coast refining reconfiguration and the acquisition of the Martinez refinery, and related logistics assets; risks associated with our obligation to buy Renewable Identification Numbers and related market risks related to the price volatility thereof; our ability to make, and realize the benefits from, acquisitions or investments, including in renewable diesel productions; the effect of the COVID-19 pandemic and related governmental and consumer responses; our expectations regarding capital spending and the impact of market conditions on demand for the balance of 2021; and the impact of adverse market conditions affecting the company, unanticipated developments, regulatory approvals, changes in laws and other events that negatively impact the company. All forward-looking statements speak only as of the date hereof. The company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.
PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in California, Delaware, Louisiana, New Jersey and Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

PBF Energy Inc. also currently indirectly owns the general partner and approximately 48% of the limited partnership interest of PBF Logistics LP (NYSE: PBFX).

###
Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues	$6,897.9	$2,515.8	$11,822.7	$7,793.3

Cost and expenses:
Cost of products and other	6,100.7	1,753.1	10,291.7	7,716.4
Operating expenses (excluding depreciation and amortization expense as reflected below)	483.8	442.1	965.1	973.8
Depreciation and amortization expense	111.6	122.3	225.7	239.0
Cost of sales	6,696.1	2,317.5	11,482.5	8,929.2
General and administrative expenses (excluding depreciation and amortization expense as reflected below)	55.0	57.9	102.8	140.4
Depreciation and amortization expense	3.3	2.8	6.7	5.7
Change in fair value of contingent consideration	(4.0)	(12.1)	26.1	(64.9)
Gain on sale of assets	—	(471.1)	(0.6)	(471.1)
Total cost and expenses	6,750.4	1,895.0	11,617.5	8,539.3

Income (loss) from operations	147.5	620.8	205.2	(746.0)

Other income (expense):
Interest expense, net	(80.8)	(65.5)	(161.1)	(114.7)
Change in Tax Receivable Agreement liability	—	—	—	(11.6)
Change in fair value of catalyst obligations	5.8	(5.1)	(4.2)	6.6
Debt extinguishment costs	—	—	—	(22.2)
Other non-service components of net periodic benefit cost	1.9	1.1	3.9	2.1
Income (loss) before income taxes	74.4	551.3	43.8	(885.8)
Income tax expense (benefit)	4.5	138.3	(3.9)	(236.3)
Net income (loss)	69.9	413.0	47.7	(649.5)
Less: net income attributable to noncontrolling interests	22.0	23.9	41.1	27.3
Net income (loss) attributable to PBF Energy Inc. stockholders	$47.9	$389.1	$6.6	$(676.8)

Net income (loss) available to Class A common stock per share:
Basic	$0.40	$3.24	$0.05	$(5.66)
Diluted	$0.39	$3.23	$0.05	$(5.67)
Weighted-average shares outstanding-basic	120,230,133	120,010,882	120,211,219	119,499,392
Weighted-average shares outstanding-diluted	121,916,175	121,428,900	121,687,236	120,612,601

Adjusted fully-converted net income (loss) and adjusted fully-converted net income (loss) per fully exchanged, fully diluted shares outstanding (Note 1):
Adjusted fully-converted net income (loss)	$48.2	$392.4	$6.6	$(684.3)
Adjusted fully-converted net income (loss) per fully exchanged, fully diluted share	$0.39	$3.23	$0.05	$(5.67)
Adjusted fully-converted shares outstanding - diluted (Note 6)	121,916,175	121,428,900	121,687,236	120,612,601

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited, in millions, except share and per share data)

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED FULLY-CONVERTED NET INCOME (LOSS) AND ADJUSTED FULLY-CONVERTED NET INCOME (LOSS) EXCLUDING SPECIAL ITEMS (Note 1)		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2021	2020	2021	2020
Net income (loss) attributable to PBF Energy Inc. stockholders		$47.9	$389.1	$6.6	$(676.8)
Less:	Income allocated to participating securities	—	—	—	0.1
Income (loss) available to PBF Energy Inc. stockholders - basic		47.9	389.1	6.6	(676.9)
Add:	Net income (loss) attributable to noncontrolling interest (Note 2)	0.4	4.5	—	(10.1)
Less:	Income tax (expense) benefit (Note 3)	(0.1)	(1.2)	—	2.7
Adjusted fully-converted net income (loss)		$48.2	$392.4	$6.6	$(684.3)
Special Items (Note 4):
Add:	Non-cash LCM inventory adjustment	(264.0)	(584.2)	(669.6)	701.4
Add:	Change in fair value of contingent consideration	(4.0)	(12.1)	26.1	(64.9)
Add:	Gain on sale of hydrogen plants	—	(471.1)	—	(471.1)
Add:	Severance costs	—	12.9	—	12.9
Add:	Debt extinguishment costs	—	—	—	22.2
Add:	Change in Tax Receivable Agreement liability	—	—	—	11.6
Add:	Net tax benefit on remeasurement of deferred tax assets	(4.1)	—	(2.4)	—
Less:	Recomputed income tax on special items (Note 3)	71.3	277.3	171.2	(55.8)
Adjusted fully-converted net income (loss) excluding special items		$(152.6)	$(384.8)	$(468.1)	$(528.0)

Weighted-average shares outstanding of PBF Energy Inc.		120,230,133	120,010,882	120,211,219	119,499,392
Conversion of PBF LLC Series A Units (Note 5)		994,138	1,017,620	986,834	1,113,209
Common stock equivalents (Note 6)		691,904	400,398	489,183	—
Fully-converted shares outstanding - diluted		121,916,175	121,428,900	121,687,236	120,612,601

Adjusted fully-converted net income (loss) per fully exchanged, fully diluted shares outstanding (Note 6)		$0.39	$3.23	$0.05	$(5.67)

Adjusted fully-converted net income (loss) excluding special items per fully exchanged, fully diluted shares outstanding (Note 4, 6)		$(1.26)	$(3.19)	$(3.87)	$(4.38)

		Three Months Ended		Six Months Ended
RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO INCOME (LOSS) FROM OPERATIONS EXCLUDING SPECIAL ITEMS		June 30,		June 30,
		2021	2020	2021	2020
Income (loss) from operations		$147.5	$620.8	$205.2	$(746.0)
Special Items (Note 4):
Add:	Non-cash LCM inventory adjustment	(264.0)	(584.2)	(669.6)	701.4
Add:	Change in fair value of contingent consideration	(4.0)	(12.1)	26.1	(64.9)
Add:	Gain on sale of hydrogen plants	—	(471.1)	—	(471.1)
Add:	Severance costs	—	12.9	—	12.9
Income (loss) from operations excluding special items		$(120.5)	$(433.7)	$(438.3)	$(567.7)

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
EBITDA RECONCILIATIONS (Note 7)
(Unaudited, in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND EBITDA EXCLUDING SPECIAL ITEMS	2021	2020	2021	2020

Net income (loss)	$69.9	$413.0	$47.7	$(649.5)
Add: Depreciation and amortization expense	114.9	125.1	232.4	244.7
Add: Interest expense, net	80.8	65.5	161.1	114.7
Add: Income tax expense (benefit)	4.5	138.3	(3.9)	(236.3)
EBITDA	$270.1	$741.9	$437.3	$(526.4)
Special Items (Note 4):
Add: Non-cash LCM inventory adjustment	(264.0)	(584.2)	(669.6)	701.4
Add: Change in fair value of contingent consideration	(4.0)	(12.1)	26.1	(64.9)
Add: Gain on sale of hydrogen plants	—	(471.1)	—	(471.1)
Add: Severance costs	—	12.9	—	12.9
Add: Debt extinguishment costs	—	—	—	22.2
Add: Change in Tax Receivable Agreement liability	—	—	—	11.6
EBITDA excluding special items	$2.1	$(312.6)	$(206.2)	$(314.3)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
RECONCILIATION OF EBITDA TO ADJUSTED EBITDA	2021	2020	2021	2020

EBITDA	$270.1	$741.9	$437.3	$(526.4)
Add: Stock-based compensation	10.4	9.1	17.8	18.7
Add: Change in fair value of catalyst obligations	(5.8)	5.1	4.2	(6.6)
Add: Non-cash LCM inventory adjustment (Note 4)	(264.0)	(584.2)	(669.6)	701.4
Add: Change in fair value of contingent consideration (Note 4)	(4.0)	(12.1)	26.1	(64.9)
Add: Gain on sale of hydrogen plants (Note 4)	—	(471.1)	—	(471.1)
Add: Severance costs (Note 4)	—	12.9	—	12.9
Add: Debt extinguishment costs (Note 4)	—	—	—	22.2
Add: Change in Tax Receivable Agreement liability (Note 4)	—	—	—	11.6
Adjusted EBITDA	$6.7	$(298.4)	$(184.2)	$(302.2)

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in millions)

	June 30,	December 31,
	2021	2020
Balance Sheet Data:
Cash and cash equivalents	$1,479.7	$1,609.5
Inventories	2,636.2	1,686.2
Total assets	11,654.2	10,499.8
Total debt	4,628.1	4,661.0

Total equity	2,246.9	2,202.3
Total equity excluding special items (Note 4, 13)	$1,845.8	$2,275.9

Total debt to capitalization ratio (Note 13)	67%	68%
Total debt to capitalization ratio, excluding special items (Note 13)	71%	67%
Net debt to capitalization ratio (Note 13)	58%	58%
Net debt to capitalization ratio, excluding special items (Note 13)	63%	57%

SUMMARIZED STATEMENT OF CASH FLOW DATA
(Unaudited, in millions)

	Six Months Ended June 30,
	2021	2020
Cash flows provided by (used in) operating activities	$64.7	$(628.8)
Cash flows used in investing activities	(139.6)	(933.6)
Cash flows (used in) provided by financing activities	(54.9)	1,972.7
Net change in cash and cash equivalents	(129.8)	410.3
Cash and cash equivalents, beginning of period	1,609.5	814.9
Cash and cash equivalents, end of period	$1,479.7	$1,225.2

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATING FINANCIAL INFORMATION (Note 8)
(Unaudited, in millions)

	Three Months Ended June 30, 2021
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$6,883.2	$89.8	$—	$(75.1)	$6,897.9
Depreciation and amortization expense	102.3	9.3	3.3	—	114.9
Income (loss) from operations	146.8	47.8	(47.1)	—	147.5
Interest expense, net	1.7	10.7	68.4	—	80.8
Capital expenditures	75.2	2.2	1.7	—	79.1

	Three Months Ended June 30, 2020
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$2,499.1	$89.2	$—	$(72.5)	$2,515.8
Depreciation and amortization expense	111.1	11.2	2.8	—	125.1
Income (loss) from operations	614.6	50.1	(43.9)	—	620.8
Interest expense, net	0.7	12.7	52.1	—	65.5
Capital expenditures	143.8	1.8	2.2	—	147.8

	Six Months Ended June 30, 2021
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$11,796.4	$177.3	$—	$(151.0)	$11,822.7
Depreciation and amortization expense	207.0	18.7	6.7	—	232.4
Income (loss) from operations	232.7	95.7	(123.2)	—	205.2
Interest expense, net	3.5	21.4	136.2	—	161.1
Capital expenditures	133.3	3.5	2.8	—	139.6

	Six Months Ended June 30, 2020
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$7,759.1	$182.2	$—	$(148.0)	$7,793.3
Depreciation and amortization expense	216.5	22.5	5.7	—	244.7
Income (loss) from operations	(771.8)	97.8	(72.0)	—	(746.0)
Interest expense, net	1.5	25.5	87.7	—	114.7
Capital expenditures (Note 14)	1,447.9	7.9	7.2	—	1,463.0

	Balance at June 30, 2021
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total Assets	$10,741.4	$918.7	$54.4	$(60.3)	$11,654.2

	Balance at December 31, 2020
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total Assets	$9,565.0	$933.6	$54.4	$(53.2)	$10,499.8

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
MARKET INDICATORS AND KEY OPERATING INFORMATION
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Market Indicators (dollars per barrel) (Note 9)	2021	2020	2021	2020
Dated Brent crude oil	$68.87	$29.57	$65.08	$39.55
West Texas Intermediate (WTI) crude oil	$66.19	$27.96	$62.22	$36.69
Light Louisiana Sweet (LLS) crude oil	$68.05	$30.19	$64.22	$38.93
Alaska North Slope (ANS) crude oil	$68.58	$30.28	$64.89	$40.59
Crack Spreads:
Dated Brent (NYH) 2-1-1	$17.40	$9.66	$14.77	$9.81
WTI (Chicago) 4-3-1	$18.84	$5.25	$15.26	$6.30
LLS (Gulf Coast) 2-1-1	$15.87	$6.49	$13.99	$8.44
ANS (West Coast-LA) 4-3-1	$21.28	$9.18	$18.56	$11.26
ANS (West Coast-SF) 3-2-1	$21.21	$8.76	$17.13	$9.20
Crude Oil Differentials:
Dated Brent (foreign) less WTI	$2.68	$1.61	$2.86	$2.86
Dated Brent less Maya (heavy, sour)	$4.72	$5.34	$5.25	$7.01
Dated Brent less WTS (sour)	$2.41	$1.42	$2.34	$3.04
Dated Brent less ASCI (sour)	$3.13	$0.35	$2.95	$2.30
WTI less WCS (heavy, sour)	$13.09	$5.77	$12.61	$11.21
WTI less Bakken (light, sweet)	$0.23	$3.03	$0.35	$3.25
WTI less Syncrude (light, sweet)	$1.24	$1.22	$1.17	$1.37
WTI less LLS (light, sweet)	$(1.86)	$(2.23)	$(2.00)	$(2.24)
WTI less ANS (light, sweet)	$(2.39)	$(2.32)	$(2.67)	$(3.90)
Natural gas (dollars per MMBTU)	$2.98	$1.75	$2.85	$1.81

Key Operating Information
Production (barrels per day ("bpd") in thousands)	894.5	676.0	824.6	770.1
Crude oil and feedstocks throughput (bpd in thousands)	874.2	675.1	810.4	764.0
Total crude oil and feedstocks throughput (millions of barrels)	79.6	61.4	146.7	139.0
Consolidated gross margin per barrel of throughput	$2.53	$3.23	$2.31	$(8.17)
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$5.62	$1.54	$4.72	$4.36
Refinery operating expense, per barrel of throughput (Note 11)	$5.81	$6.90	$6.29	$6.70
Crude and feedstocks (% of total throughput) (Note 12)
Heavy	36%	44%	36%	44%
Medium	25%	31%	28%	26%
Light	23%	13%	21%	17%
Other feedstocks and blends	16%	12%	15%	13%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput)
Gasoline and gasoline blendstocks	54%	46%	54%	48%
Distillates and distillate blendstocks	29%	32%	30%	32%
Lubes	1%	1%	1%	1%
Chemicals	2%	1%	2%	1%
Other	16%	20%	15%	19%
Total yield	102%	100%	102%	101%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Supplemental Operating Information - East Coast Refining System (Delaware City and Paulsboro)
Production (bpd in thousands)	251.1	241.5	245.9	284.7
Crude oil and feedstocks throughput (bpd in thousands)	250.0	242.3	246.4	285.8
Total crude oil and feedstocks throughput (millions of barrels)	22.8	22.0	44.7	52.0
Gross margin per barrel of throughput	$9.80	$3.08	$4.65	$(6.53)
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$4.19	$3.51	$3.35	$5.48
Refinery operating expense, per barrel of throughput (Note 11)	$5.09	$5.02	$5.49	$5.42
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	26%	23%	26%	25%
Medium	32%	41%	36%	33%
Light	22%	15%	16%	22%
Other feedstocks and blends	20%	21%	22%	20%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	44%	40%	44%	43%
Distillates and distillate blendstocks	33%	36%	33%	36%
Lubes	2%	2%	2%	2%
Chemicals	2%	2%	2%	2%
Other	19%	20%	19%	17%
Total yield	100%	100%	100%	100%

Supplemental Operating Information - Mid-Continent (Toledo)
Production (bpd in thousands)	153.4	77.6	136.6	84.2
Crude oil and feedstocks throughput (bpd in thousands)	150.4	76.9	133.9	83.5
Total crude oil and feedstocks throughput (millions of barrels)	13.7	7.0	24.2	15.2
Gross margin per barrel of throughput	$14.21	$7.95	$11.45	$(20.22)
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$7.26	$(4.63)	$6.35	$(1.51)
Refinery operating expense, per barrel of throughput (Note 11)	$4.66	$7.14	$5.16	$7.81
Crude and feedstocks (% of total throughput) (Note 12):
Medium	32%	42%	37%	40%
Light	66%	56%	61%	58%
Other feedstocks and blends	2%	2%	2%	2%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	55%	49%	57%	47%
Distillates and distillate blendstocks	31%	26%	31%	28%
Chemicals	5%	4%	5%	3%
Other	11%	22%	9%	23%
Total yield	102%	101%	102%	101%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Supplemental Operating Information - Gulf Coast (Chalmette)
Production (bpd in thousands)	178.8	134.4	169.1	156.6
Crude oil and feedstocks throughput (bpd in thousands)	174.6	132.3	164.4	153.4
Total crude oil and feedstocks throughput (millions of barrels)	15.9	12.0	29.7	27.9
Gross margin per barrel of throughput	$(4.46)	$2.54	$(0.69)	$(4.55)
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$4.82	$3.99	$5.11	$6.31
Refinery operating expense, per barrel of throughput (Note 11)	$4.73	$5.33	$5.03	$4.96
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	14%	41%	11%	41%
Medium	37%	42%	40%	36%
Light	25%	10%	28%	11%
Other feedstocks and blends	24%	7%	21%	12%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	47%	41%	47%	43%
Distillates and distillate blendstocks	33%	34%	34%	33%
Chemicals	2%	1%	2%	2%
Other	20%	26%	20%	24%
Total yield	102%	102%	103%	102%

Supplemental Operating Information - West Coast (Torrance and Martinez)
Production (bpd in thousands)	311.2	222.5	273.0	244.6
Crude oil and feedstocks throughput (bpd in thousands)	299.2	223.6	265.7	241.3
Total crude oil and feedstocks throughput (millions of barrels)	27.2	20.4	48.1	43.9
Gross margin per barrel of throughput	$(7.34)	$(0.52)	$(4.84)	$(10.67)
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$6.47	$0.05	$4.92	$3.83
Refinery operating expense, per barrel of throughput (Note 11)	$7.62	$9.77	$8.38	$8.93
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	74%	82%	78%	82%
Medium	10%	9%	8%	8%
Other feedstocks and blends	16%	9%	14%	10%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	66%	54%	65%	58%
Distillates and distillate blendstocks	24%	28%	24%	27%
Other	14%	18%	14%	16%
Total yield	104%	100%	103%	101%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
GROSS REFINING MARGIN / GROSS REFINING MARGIN PER BARREL OF THROUGHPUT (Note 10)
(Unaudited, in millions, except per barrel amounts)

	Three Months Ended		Three Months Ended
	June 30, 2021		June 30, 2020
RECONCILIATION OF CONSOLIDATED GROSS MARGIN TO GROSS REFINING MARGIN AND GROSS REFINING MARGIN EXCLUDING SPECIAL ITEMS	$	per barrel of throughput	$	per barrel of throughput
Calculation of consolidated gross margin:
Revenues	$6,897.9	$86.70	$2,515.8	$40.95
Less: Cost of sales	6,696.1	84.17	2,317.5	37.72
Consolidated gross margin	$201.8	$2.53	$198.3	$3.23
Reconciliation of consolidated gross margin to gross refining margin:
Consolidated gross margin	$201.8	$2.53	$198.3	$3.23
Add: PBFX operating expense	25.4	0.32	23.2	0.38
Add: PBFX depreciation expense	9.3	0.12	11.2	0.18
Less: Revenues of PBFX	(89.8)	(1.13)	(89.2)	(1.45)
Add: Refinery operating expense	462.3	5.81	423.7	6.90
Add: Refinery depreciation expense	102.3	1.29	111.1	1.81
Gross refining margin	$711.3	$8.94	$678.3	$11.05
Special Items (Note 4):
Add: Non-cash LCM inventory adjustment	(264.0)	(3.32)	(584.2)	(9.51)
Gross refining margin excluding special items	$447.3	$5.62	$94.1	$1.54

	Six Months Ended		Six Months Ended
	June 30, 2021		June 30, 2020
RECONCILIATION OF CONSOLIDATED GROSS MARGIN TO GROSS REFINING MARGIN AND GROSS REFINING MARGIN EXCLUDING SPECIAL ITEMS	$	per barrel of throughput	$	per barrel of throughput
Calculation of consolidated gross margin:
Revenues	$11,822.7	$80.61	$7,793.3	$56.05
Less: Cost of sales	11,482.5	78.30	8,929.2	64.22
Consolidated gross margin	$340.2	$2.31	$(1,135.9)	$(8.17)
Reconciliation of consolidated gross margin to gross refining margin:
Consolidated gross margin	$340.2	$2.31	$(1,135.9)	$(8.17)
Add: PBFX operating expense	50.4	0.35	52.8	0.38
Add: PBFX depreciation expense	18.7	0.14	22.5	0.16
Less: Revenues of PBFX	(177.3)	(1.21)	(182.2)	(1.31)
Add: Refinery operating expense	922.5	6.29	931.2	6.70
Add: Refinery depreciation expense	207.0	1.41	216.5	1.56
Gross refining margin	$1,361.5	$9.29	$(95.1)	$(0.68)
Special Items (Note 4):
Add: Non-cash LCM inventory adjustment	(669.6)	(4.57)	701.4	5.04
Gross refining margin excluding special items	$691.9	$4.72	$606.3	$4.36

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES

(1) Adjusted fully-converted information is presented in this table as management believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful to investors to compare our results across the periods presented and facilitates an understanding of our operating results. We also use these measures to evaluate our operating performance. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The differences between adjusted fully-converted and GAAP results are explained in footnotes 2 through 6.

(2) Represents the elimination of the noncontrolling interest associated with the ownership by the members of PBF Energy Company LLC ("PBF LLC") other than PBF Energy Inc., as if such members had fully exchanged their PBF LLC Series A Units for shares of PBF Energy's Class A common stock.

(3) Represents an adjustment to reflect PBF Energy’s estimated annualized statutory corporate tax rate of approximately 26.6% and 26.3% for the 2021 and 2020 periods, respectively, applied to net income (loss) attributable to noncontrolling interest for all periods presented. The adjustment assumes the full exchange of existing PBF LLC Series A Units as described in footnote 2.

(4) The Non-GAAP measures presented include adjusted fully-converted net income (loss) excluding special items, income (loss) from operations excluding special items, EBITDA excluding special items and gross refining margin excluding special items. Special items for the three and six months ended June 30, 2021 and 2020 relate to LCM inventory adjustments, change in fair value of contingent consideration, changes in the Tax Receivable Agreement liability, debt extinguishment costs, gain on sale of hydrogen plants, severance costs related to reduction in workforce and a net tax benefit on the remeasurement of deferred tax assets, all as discussed further below. Additionally, the cumulative effects of all current and prior period special items on equity are shown in footnote 13.

Although we believe that Non-GAAP financial measures excluding the impact of special items provide useful supplemental information to investors regarding the results and performance of our business and allow for useful period-over-period comparisons, such Non-GAAP measures should only be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

Special Items:

LCM inventory adjustment - LCM is a GAAP requirement related to inventory valuation that mandates inventory to be stated at the lower of cost or market. Our inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out ("LIFO") inventory valuation methodology, in which the most recently incurred costs are charged to cost of sales and inventories are valued at base layer acquisition costs. Market is determined based on an assessment of the current estimated replacement cost and net realizable selling price of the inventory. In periods where the market price of our inventory declines substantially, cost values of inventory may exceed market values. In such instances, we record an adjustment to write down the value of inventory to market value in accordance with GAAP. In subsequent periods, the value of inventory is reassessed and an LCM inventory adjustment is recorded to reflect the net change in the LCM inventory reserve between the prior period and the current period.

The following table includes the LCM inventory reserve as of each date presented (in millions):

			2021	2020
January 1,			$669.6	$401.6
March 31,			264.0	1,687.2
June 30,			—	1,103.0

The following table includes the corresponding impact of changes in the LCM inventory reserve on income (loss) from operations and net income (loss) for the periods presented (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,

	2021	2020	2021	2020
Net LCM inventory adjustment benefit (charge) in income (loss) from operations	$264.0	$584.2	$669.6	$(701.4)
Net LCM inventory adjustment benefit (charge) in net income (loss)	193.8	430.6	491.5	(516.9)

Change in Fair Value of Contingent Consideration - During the three months ended June 30, 2021, we recorded a change in fair value of the contingent consideration primarily related to the Martinez Contingent Consideration which increased income from operations and net income by $4.0 million and $2.9 million, respectively. During the six months ended June 30, 2021, we recorded a change in fair value of the contingent consideration primarily related to the Martinez Contingent Consideration which decreased income from operations and net income by $26.1 million and $19.2 million, respectively. During the three months ended June 30, 2020, we recorded a change in the fair value of the contingent consideration primarily related to the Martinez Contingent Consideration which increased income from operations and net income by $12.1 million and $8.9 million, respectively. During the six months ended June 30, 2020, we recorded a change in the fair value of the contingent consideration primarily related to the Martinez Contingent Consideration which increased income from operations and net income by $64.9 million and $47.8 million, respectively.

Gain on Sale of Hydrogen Plants - During the three and six months ended June 30, 2020, we recorded a gain on the sale of five hydrogen plants. The gain increased income from operations and net income by $471.1 million and $347.2 million, respectively. There was no such gain during the three or six months ended June 30, 2021.

Severance Costs - During the three and six months ended June 30, 2020, we recorded a severance charge related to a reduction in our workforce that decreased income from operations and net income by $12.9 million and $9.5 million, respectively. There were no such costs recorded during the three or six months ended June 30, 2021.

Debt Extinguishment Costs - During the six months ended June 30, 2020, we recorded pre-tax debt extinguishment costs related to the redemption of the 2023 Senior Notes which decreased income before income taxes and net income by $22.2 million and $16.4 million, respectively. There were no such costs recorded in the three or six months ended June 30, 2021.

Change in Tax Receivable Agreement liability - During the six months ended June 30, 2020, we recorded a change in the Tax Receivable Agreement liability that decreased income before income taxes and net income by $11.6 million and $8.5 million, respectively. There was no change to the Tax Receivable Agreement liability during any of the other periods presented. The changes in the Tax Receivable Agreement liability reflect charges or benefits attributable to changes in our obligation under the Tax Receivable Agreement due to factors out of our control such as changes in tax rates, as well as periodic adjustments to our liability based, in part, on an updated estimate of the amounts that we expect to pay, using assumptions consistent with those used in our concurrent estimate of the deferred tax asset valuation allowance.

Net tax benefit on remeasurement of deferred tax assets - During the three and six months ended June 30, 2021, we recorded a decrease to our deferred tax valuation allowance of $4.1 million and $2.4 million, respectively, in accordance with ASC 740, Income Taxes, related to the remeasurement of deferred tax assets. There was no such benefit in the three or six months ended June 30, 2020.

(5) Represents an adjustment to weighted-average diluted shares outstanding to assume the full exchange of existing PBF LLC Series A Units as described in footnote 2.

(6) Represents weighted-average diluted shares outstanding assuming the conversion of all common stock equivalents, including options and warrants for PBF LLC Series A Units and performance share units and options for shares of PBF Energy Class A common stock as calculated under the treasury stock method (to the extent the impact of such exchange would not be anti-dilutive) for the three and six months ended June 30, 2021 and 2020, respectively. Common stock equivalents exclude the effects of performance share units and options and warrants to purchase 11,091,279 shares of PBF Energy Class A common stock and PBF LLC Series A Units because they are anti-dilutive for the three and six months ended June 30, 2021. Common stock equivalents exclude the effects of performance share units and options and warrants to purchase 11,483,336 and 11,729,631 shares of PBF Energy Class A common stock and PBF LLC Series A Units because they are anti-dilutive for the three and six months ended June 30, 2020, respectively. For periods showing a net loss, all common stock equivalents and unvested restricted stock are considered anti-dilutive.

(7) EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization) and Adjusted EBITDA are supplemental measures of performance that are not required by, or presented in accordance with GAAP. Adjusted EBITDA is defined as EBITDA before adjustments for items such as stock-based compensation expense, the non-cash change in the fair value of catalyst obligations, gain on sale of hydrogen plants, the write down of inventory to the LCM, changes in the liability for Tax Receivable Agreement due to factors out of our control, such as changes in tax rates, debt extinguishment costs related to refinancing activities, change in the fair value of contingent consideration and certain other non-cash items. We use these Non-GAAP financial measures as a supplement to our GAAP results in order to provide additional metrics on factors and trends affecting our business. EBITDA and Adjusted EBITDA are measures of operating performance that are not defined by GAAP and should not be considered substitutes for net income as determined in accordance with GAAP. In addition, because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, they are not necessarily comparable to other similarly titled measures used by other companies. EBITDA and Adjusted EBITDA have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(8) We operate in two reportable segments: Refining and Logistics. Our operations that are not included in the Refining and Logistics segments are included in Corporate. As of June 30, 2021, the Refining segment includes the operations of our oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey, Toledo, Ohio, Chalmette, Louisiana, Torrance, California and Martinez, California. The Logistics segment includes the operations of PBF Logistics LP ("PBFX"), a growth-oriented master limited partnership which owns or leases, operates, develops and acquires crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets. PBFX's assets primarily consist of rail and truck terminals and unloading racks, storage facilities and pipelines, a substantial portion of which were acquired from or contributed by PBF LLC and are located at, or nearby, our refineries. PBFX provides various rail, truck and marine terminaling services, pipeline transportation services and storage services to PBF Holding and/or its subsidiaries and third party customers through fee-based commercial agreements.

PBFX currently does not generate significant third party revenue and intersegment related-party revenues are eliminated in consolidation. From a PBF Energy perspective, our chief operating decision maker evaluates the Logistics segment as a whole without regard to any of PBFX’s individual operating segments.

(9) As reported by Platts.

(10) Gross refining margin and gross refining margin per barrel of throughput are Non-GAAP measures because they exclude refinery operating expenses, depreciation and amortization and gross margin of PBFX. Gross refining margin per barrel is gross refining margin, divided by total crude and feedstocks throughput. We believe they are important measures of operating performance and provide useful information to investors because gross refining margin per barrel is a helpful metric comparison to the industry refining margin benchmarks shown in the Market Indicators Tables, as the industry benchmarks do not include a charge for refinery operating expenses and depreciation. Other companies in our industry may not calculate gross refining margin and gross refining margin per barrel in the same manner. Gross refining margin and gross refining margin per barrel of throughput have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(11) Represents refinery operating expenses, including corporate-owned logistics assets, excluding depreciation and amortization, divided by total crude oil and feedstocks throughput.

(12) We define heavy crude oil as crude oil with American Petroleum Institute (API) gravity less than 24 degrees. We define medium crude oil as crude oil with API gravity between 24 and 35 degrees. We define light crude oil as crude oil with API gravity higher than 35 degrees.

(13) The total debt to capitalization ratio is calculated by dividing total debt by the sum of total debt and total equity. This ratio is a measurement that management believes is useful to investors in analyzing our leverage. Net debt and the net debt to capitalization ratio are Non-GAAP measures. Net debt is calculated by subtracting cash and cash equivalents from total debt. We believe these measurements are also useful to investors since we have the ability to and may decide to use a portion of our cash and cash equivalents to retire or pay down our debt. Additionally, we have also presented the total debt to capitalization and net debt to capitalization ratios excluding the cumulative effects of special items on equity.

	June 30,	December 31,
	2021	2020
	(in millions)
Total debt	$4,628.1	$4,661.0
Total equity	2,246.9	2,202.3
Total capitalization	$6,875.0	$6,863.3

Total debt	$4,628.1	$4,661.0
Total equity excluding special items	1,845.8	2,275.9
Total capitalization excluding special items	$6,473.9	$6,936.9

Total equity	$2,246.9	$2,202.3
Special Items (Note 4)
Add: Non-cash LCM inventory adjustments	—	669.6
Add: Change in fair value of contingent consideration	(67.6)	(93.7)
Add: Gain on sale of hydrogen plants	(471.1)	(471.1)
Add: Gain on Torrance land sales	(85.0)	(85.0)
Add: Impairment expense	98.8	98.8
Add: LIFO inventory decrement	83.0	83.0
Add: Turnaround acceleration costs	56.2	56.2
Add: Severance and reconfiguration costs	30.0	30.0
Add: Early railcar return expense	64.8	64.8
Add: Debt extinguishment costs	47.7	47.7
Add: Change in Tax Receivable Agreement liability	(663.9)	(663.9)
Less: Recomputed income taxes on special items	229.1	57.9
Add: Net tax expense on remeasurement of deferred tax assets	256.7	259.1
Add: Net tax expense on TCJA related special items	20.2	20.2
Net equity impact related to special items	(401.1)	73.6
Total equity excluding special items	$1,845.8	$2,275.9

Total debt	$4,628.1	$4,661.0
Less: Cash and cash equivalents	1,479.7	1,609.5
Net Debt	$3,148.4	$3,051.5

Total debt to capitalization ratio	67%	68%
Total debt to capitalization ratio, excluding special items	71%	67%
Net debt to capitalization ratio	58%	58%
Net debt to capitalization ratio, excluding special items	63%	57%

(14) The Refining segment includes capital expenditures of $1,176.2 million for the acquisition of the Martinez refinery in the first quarter of 2020.